EXHIBIT 13.1

PRINCIPAL EXECUTIVE OFFICER CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Ardmore Shipping Corporation (the “Company”) on Form 20-F for the year ended December 31, 2018 as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, Anthony Gurnee, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Dated: February 15, 2019

By:	/s/ Anthony Gurnee
Anthony Gurnee
President, Chief Executive Officer and Director
(Principal Executive Officer)